UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                                  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TECH DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Channel Partner FAQ

1.	What was announced?

•	Tech Data’s Board of Directors has unanimously approved an agreement under which Tech Data will be acquired by funds managed by affiliates of Apollo Global Management.

•	Under the terms of the agreement, Tech Data shareholders will receive $130 in cash for each share of common stock that they own.

•	The transaction is valued at approximately $5.4 billion.

•	As a result of the transaction, Tech Data will become a private company.

2.	Who is Apollo Global Management?

•	Founded in 1990, Apollo is one of the world’s leading global alternative investment managers.

•	It is headquartered in New York and has more than 1,000 employees in 16 offices across North America, Europe and Asia.

•	The firm has approximately $323 billion of assets under management, reflecting the scope and success of Apollo’s investments.

•

Apollo has invested in more than 300 companies since its inception and looks to partner with companies like Tech Data that have a leading business, strong teams and outstanding performance. Examples include:

i.	Presidio, a digital infrastructure and solutions business

ii.	Rackspace, a managed cloud computing company

iii.	ADT, which provides security and other services for residential and small businesses

•	Additional information can be found at www.apollo.com.

3.	Why did Tech Data enter this agreement? Why now?

•	This agreement reflects the significant progress we have made to establish Tech Data as one of the world’s largest and most respected technology distributors.

•

Over the past several months, our Board has been exploring opportunities to ensure we are best positioned to build on this momentum and support Tech Data’s continued growth and success in service to our channel partners.

•	Our agreement with Apollo very much delivers on those objectives.

4.	What are the benefits of this transaction? Why is Apollo the right owner for Tech Data?

•	In addition to providing our shareholders with significant premium cash value for their shares, this transaction will create exciting opportunities for our company, colleagues and channel partners.

•

With this agreement, Tech Data is gaining an owner with a proven record of working with other technology companies to help them grow and thrive. Apollo shares our commitment to being a trusted partner to the world’s leading technology vendors while serving customers better than any other company in the space.

•	Apollo is investing in our company because they believe Tech Data’s team, capabilities and global infrastructure provide a great platform for future growth.

•

Apollo’s investment will enable us to accelerate our strategy to further differentiate and expand our end-to-end solutions portfolio and provide our channel partners with unparalleled reach, efficiency and expertise.

•

In addition, as a private company, we will have more flexibility to make the investments in our people and portfolio that are important for our long-term success — those that were more difficult to make as a publicly traded company, given investor expectations for near-term results.

5.	What does it mean to become a privately held company? What are the benefits?

•	As a private company, we will be able to take a long-term view without the pressure to deliver short-term returns that often come from being a publicly traded company.

•	This change opens up many opportunities for building our business organically and through acquisitions in the near and long term.

•

Becoming a private company means that, upon completion of the transaction, Tech Data’s stock will no longer be listed or traded on Nasdaq (or any public stock exchange), and we will cease to be an SEC-reporting company.

•	While this is a change in the company’s ownership, it does not change our strategy or business priorities. We will continue to operate the business as usual.

6.	Will there be changes to Tech Data’s strategy, business priorities or offerings?

•	We are operating the business as usual.

•	We expect that this transaction will have no impact on our day-to-day operations.

•	There is no change to our strategy or business priorities, and we expect our offerings to grow and advance over time.

7.	What does this mean for Tech Data’s channel partners?

•	We believe this transaction is a great outcome for our channel partners and will make us a stronger partner to them.

•

Apollo has a proven record of working with technology companies to help them grow and thrive. Apollo shares our commitment to being a trusted partner to the world’s leading technology companies while serving our channel partners better than any other company in the space.

•	Apollo is investing in our company because they believe Tech Data’s team, capabilities and global infrastructure provide a great platform for growth.

•

Their investment will enable us to accelerate our strategy to further differentiate and expand our end-to-end solutions portfolio and provide our channel partners with unparalleled reach, efficiency and expertise.

8.	What should channel partners expect? Will there be any changes to how Tech Data works with and serves channel partners as a result of the transaction? What about contracts?

•	We are operating the business as usual.

•	There are no changes in how we work with our channel partners.

•	Contacts remain the same.

•	All current contracts are continuing as normal.

•	We’ll be here supporting our partners’ day-to-day needs with the same focus and commitment to service as always.

9.	Will there be any changes to the Tech Data name and brand?

•	Following the close of the transaction, the company will continue to operate under the Tech Data name and brand.

10.	Who will lead Tech Data after the transaction closes?

•	Following the close of the transaction, Rich Hume will continue to lead Tech Data as chief executive officer, alongside members of the CEO Staff.

11.	When do you expect the transaction to close? What approvals are required?

•

The transaction is expected to close in the first half of calendar year 2020, subject to the satisfaction of customary closing conditions, including regulatory approvals and approval by Tech Data shareholders.

12.	What happens next?

•	Until the transaction closes, Tech Data will continue to operate as a public company.

•	Our strategy and operating priorities remain the same.

•	Over the coming months, we will be working with Apollo on the appropriate regulatory filings to receive regulatory approval.

•	We will also hold a Special Meeting of Shareholders to consider and vote on the transaction as soon as feasible.

•	As we move ahead, it’s business as usual for our channel partners and colleagues.

13.	Does this transaction significantly increase the amount of financial leverage Tech Data will take on following the transaction?

•	This is not a traditional leveraged buyout, as Apollo is putting an investment-grade-style capital structure on the company.

•	As such, there is a very modest amount of incremental debt relative to the company’s current debt levels being put on the business.

•	Following the close of the transaction, the company will be less than 3.0x leveraged and will have more than $2.5 billion of liquidity

•	Apollo is very focused on the company having a strong balance sheet and significant financial flexibility to support growth.

14.	How does the transaction impact your investment-grade credit rating and ability to maintain your credit access and support the business?

•	Pro forma credit ratings have not been issued for the company, but we can tell you what we do know:

i. Rating agencies often take a more conservative approach with privately held companies.

ii. We expect the company’s balance sheet to be low leverage with significant liquidity going forward

iii. Apollo is investing more than $3.0 billion of equity in the transaction

iv. We understand the company will be less than 3.0x leveraged and have more than $2.5 billion of liquidity

•

We expect to continue to maintain a healthy balance sheet and a strong financial position that will provide our channel partners with the financial support they are accustomed to when doing business with us

15.	Where can channel partners find more information about the transaction?

•	We will continue to proactively communicate updates to channel partners as we have more information to share.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.